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                                                               Exhibit No. 14(a)


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 22, 1999 relating to the October 31, 1999 financial statements and financial highlights of PaineWebber Global Income Fund appearing in the October 31, 1999 Annual Report to Shareholders of PaineWebber Global Income Fund (the "Fund"), which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Other Information - Auditors" in the Fund's N-1A Registration Statement dated March 1, 2000, which is incorporated by reference into the N-14 Registration Statement.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
November 21, 2000